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                                                                    EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 12, 2004 (except for Notes 15 and 14, as to which the dates are May 11, 2004 and May 27, 2004, respectively), in the Current Report (Form 8-K) of Covad Communications Group, Inc. dated June 1, 2004.

                                               /s/ Ernst & Young LLP

Walnut Creek, California
May 27, 2004